Exhibit 10.19.4

THIRD AMENDMENT

TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO THE THIRD AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of this 29th day of August, 2006, but effective as of the 1st day of April, 2006, by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as “Borrower”), and SUNTRUST BANK, a Georgia banking corporation (the “Bank”).

WITNESSETH:

WHEREAS, Borrower and Bank entered into that certain Third Amended and Restated Loan Agreement dated as of September 24, 2003 (the “Baseline Loan Agreement”), pursuant to which the Bank agreed to extend to Borrower a loan on a credit revolving basis (the “Loan”) not to exceed the principal sum of Ten Million and No/100 Dollars ($10,000,000) at any one time outstanding;

WHEREAS, Borrower and Bank previously amended the Baseline Loan Agreement pursuant to a certain First Amendment to the Third Amended and Restated Loan Agreement (the “First Amendment”) which, inter alia, extended the Termination Date by one (1) year, and also pursuant to a certain Second Amendment to the Third Amended and Restated Loan Agreement (the “Second Amendment”) which, inter alia, extended the Termination Date by one (1) additional year; and

WHEREAS, Borrower and Bank, inter alia, again desire to extend the Maturity Date for the Loan by extending the Termination Date by one (1) additional year, decrease the interest rate and to increase the maximum principal amount that may be outstanding at any one time on the Loan to the lesser of (a) $17,200,000.00 or (b) the Borrowing Base;

NOW THEREFORE, for and in consideration of the premises, and the agreements and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Borrower and Bank, Borrower and Bank do hereby covenant and agree as follows:

1.         Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Baseline Credit Agreement, as heretofore amended by the First Amendment and Second Amendment (collectively, with the Baseline Loan Agreement, the “Loan Agreement”).

2.        Termination Date. The definition of Termination Date contained in the Loan Agreement is hereby deleted and in lieu thereof the following definition shall be inserted and added to replace the same:

“Termination Date” means April 1, 2008, or such later date to which such date may be extended in accordance with Section 11.12.”

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3.        Loan. The definition of Loan contained in the Loan Agreement is hereby deleted and in lieu thereof the following definition shall be inserted and added to replace the same:

“Loan” means, as of any date, the outstanding principal of the Loan Balance then evidenced by the Note in a maximum principal amount not to exceed the lesser of (a) $17,200,000.00 or (b) the Borrowing Base.

4.        Loan Balance. The definition of Loan Balance contained in the Loan Agreement is hereby deleted and in lieu thereof the following definition shall be inserted and added to replace the same:

“Loan Balance” means, as of any date, the lesser of $17,200,000.00 or the aggregate principal amount of all Loan Advances then outstanding on and evidenced by the Note, together with any accrued but unpaid interest outstanding thereon.

5.         Note. The definition of Note contained in the Loan Agreement is hereby deleted and in lieu thereof the following definition shall be inserted and added to replace the same:

“Note” shall mean and refer to that certain Fourth Amended and Restated Revolving Credit Note dated August 29, 2006 executed and delivered by the Borrower and payable to the order of the Bank in the original principal amount of SEVENTEEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($17,200,000.00), as the same may hereafter be amended, extended, modified, supplemented, consolidated, spread and/or restated.

6.	Adjusted Asset Value.

(a)          The definition of Adjusted Asset Value contained in the Loan Agreement is hereby deleted and in lieu thereof the following definition shall be inserted and added to replace the same:

“Adjusted Asset Value” means, as of a given date, the sum of: (a) (i) EBITDA for the fiscal quarter most recently ended times (ii) 4; divided by (iii) 7.0%. In determining Adjusted Asset Value (i) EBITDA attributable to real estate properties acquired during such fiscal quarter, and EBITDA attributable to Properties development of which was completed during such fiscal quarter, shall be disregarded, (ii) EBITDA attributable to any Property which is currently under development shall be excluded, (iii) with respect to any Subsidiary that is not a Wholly Owned Subsidiary, only the Borrower’s Ownership Share of the EBITDA attributable to such Subsidiary shall be used when determining Adjusted Asset Value, and (iv) EBITDA shall be attributed to malls and power centers based on the ratio of (x) revenues less property operating expenses (to be determined exclusive of interest expense, depreciation and general and administrative expenses) of malls and power centers to (y) total revenues less total

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property operating expenses (similarly determined), such revenues and expenses to be determined on a quarterly basis in a manner consistent with the Parent’s method of reporting of segment information in the notes to its financial statements for the fiscal quarter ended September 30, 2002 as filed with the Securities and Exchange Commission, and otherwise in a manner reasonably acceptable to the Bank. In addition, (i) in the case of any operating Property acquired in the immediately preceding period of twenty-four consecutive months for a purchase price indicative of a capitalization rate of less than 7.0%, EBITDA attributable to such Property shall he excluded from the determination of Adjusted Asset Value, and (ii) EBITDA attributable to the following six properties: Mall of Acadiana, Oak Park Mall, Hickory Point Mall, Eastland Mall, Layton Hills Mall and Triangle Town Center shall be excluded from the determination of Adjusted Asset Value effective as of July 1, 2006 through and including September 30, 2008 so long as such properties are valued on the Parent’s financial statements at their purchase price.

7.        EBITDA. Paragraph (d) in the definition of EBITDA, contained in the Loan Agreement is hereby deleted in its entirety, and the following is hereby inserted in lieu thereof:

“(d)               (i) extraordinary and nonrecurring net gains or losses (other than gains or losses from the sale of outparcels of Properties), except as otherwise provided in clause (d)(ii) below) for such period;

(ii) gains or losses from the sale of outparcels and non-operating Properties for such period (provided however, that the gains or losses from such sales of outparcels and non-operating Properties may not exceed five percent (5%) of EBITDA calculated prior to taking such gains or losses into account); and

(iii) expense relating to the extinguishments of Indebtedness for such period.”

8.        Gross Asset Value. Subparagraph (e)(ii) of the definition of Gross Asset Value contained in the Loan Agreement is hereby amended by:

(i)	deleting the word “eighteen” therefrom and inserting the word and figure “twenty-four (24)” in lieu thereof; and

(ii)	deleting the figure “8.25%” therefrom and inserting the figure “7.0%” in lieu thereof.

9.        Permanent Loan Estimate. The definition of Permanent Loan Estimate is hereby amended by deleting the term “25-year” therefrom and inserting the term “30-year” in lieu thereof.

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10.      Dividends and Other Restricted Payments. Section 9.1(e) is hereby amended by inserting the phrase “in such proportion as required by Borrower’s limited partnership agreement” after the phrase “to make cash distributions to the Parent or other limited partners of the Borrower” in clause (ii) of the first sentence thereof.

11.      Permitted Investments. Section 9.1 (f) is hereby deleted in its entirety, and the following is hereby inserted in lieu thereof:

“(f) Permitted Investments. The Parent shall not, and shall not permit the Borrower or other Subsidiary to, make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings (for purposes of this Section 9.1 the value of the holdings described in items (i) through (v) shall be calculated in accordance with GAAP) of such Person to exceed thirty-five percent (35%) of Gross Asset Value for the quarter most recently ended as reported on the Compliance Certificate for such quarter:

(i)

unimproved real estate (for purposes of this clause (i) unimproved real estate shall not include (w) raw land subject to a ground lease under which the Borrower or a Subsidiary is the lessor and a Person not an Affiliate is the lessee; (x) Properties under development; (v) land subject to binding contract of sale under which the Borrower or one of its Subsidiaries is the seller and the buyer is not an Affiliate of Borrower and (z) out-parcels held for lease or sale at Properties which are either completed or where development has commenced);

(ii)	developed real estate used primarily for non-retail purposes (other than the real estate located at CBL Center, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee);

(iii)	Investments in Unconsolidated Affiliates of Borrower or the Parent;

(iv)	Investments in Person that are neither Subsidiaries nor Unconsolidated Affiliates of the Borrower or the Parent; and

(v)	Mortgages in favor of the Borrower or any other Loan Party (other than Mortgages owed to the Borrower or any Subsidiary on September 30, 2002

12.      Acquisitions. Section 9.5 is hereby deleted in its entirety, and the following is hereby inserted in lieu thereof:

“Section 9.5	Acquisitions.

Neither Borrower nor any of its Subsidiaries shall acquire the business of or all or substantially all of the assets or stock of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise, in each case involving consideration, or valued, in excess of fifteen (15%) of Gross Asset Value for the quarter most recently ended as reported in the Compliance

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Certificate for such quarter unless (a) no Default or Event of Default exists or would exist immediately following the consummation of such acquisition, (b) the Borrower has delivered to the Lender, at least 30 days prior to such date such acquisition is consummated, (i) all information related to such acquisition as the Lender may reasonably request and (ii) a Compliance Certificate, calculated on a pro forma basis, evidencing continued compliance with the financial covenants contained in Section 9.1 after giving effect to such acquisition, and (c)(i) with respect to any such acquisition involving considering or valued, in excess of fifteen percent (15%), but less than twenty-five percent (25%) of Gross Asset Value for the quarter most recently ended as reported in the Compliance Certificate for such quarter, Lender has consented thereto or (ii) with respect to any such acquisition involving consideration, or valued, in excess of twenty-five percent (25%) of Gross Asset Value for the quarter most recently ended as reported in the Compliance Certificate for such quarter, Lender has consented thereto.”

13.      Material Extension of Credit Cross Default. Section 10.1(d) is hereby amended by deleting subsection (ii) thereof and by inserting the following in lieu thereof:

“(ii)       Recourse Indebtedness. Any of the following events shall occur with respect to any Extension of Credit that is Recourse Indebtedness, owing by Borrower, Parent or any Significant Subsidiary, and having an aggregate outstanding principal amount equal to or greater than one percent (1%) of Gross Asset Value for the quarter most recently ended as reported on the Compliance Certificate for such quarter:

A.           Failure to Pay. Borrower, Parent or any Significant Subsidiary shall fail to pay when due and payable the principal of, or interest on, such Extension of Credit; or

B.           Acceleration. The maturity of Such Extension of Credit shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Extension of Credit; or

C.           Mandatory Repurchase. Borrower, Parent or any Significant Subsidiary shall have been required to prepay or repurchase, prior to the state maturity thereof, such Extension of Credit in accordance with the provisions of any indenture, contract or instrument evidence, providing for the creation of or otherwise concerning such Extension of Credit.

(iii)         Nonrecourse Indebtedness. Any of the following events shall occur with respect to any Extension of Credit that is Nonrecourse Indebtedness, owing by Borrower, Parent or any Significant Subsidiary, and having an aggregate outstanding principal amount equal to or greater than three percent (3%) of Gross Asset Value for the quarter most recently ended as reported on the Compliance Certificate for such quarter:

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A.           Failure to Pay. Borrower, Parent or any Significant Subsidiary shall fail to pay when due and payable the principal of, or interest on, such Extension of Credit; or

B.           Acceleration. The maturity of such Extension of credit shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Extension of Credit; or

C.           Mandatory Repurchase. Borrower, Parent or any Significant Subsidiary shall have been required to prepay or repurchase, prior to the stated maturity thereof, such Extension of Credit in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Extension of Credit.

14.      Judgment. Section 10.1(h) is hereby amended by deleting the figure “$25,000,000” therefrom and inserting the phrase “one percent (1%) of Gross Asset Value for the quarter most recently ended as reported on the Compliance Certificate for such quarter” in lieu thereof.

15.      Attachment. Section 10.1(i) is hereby amended by deleting the figure “$25,000,000” therefrom and inserting the phrase “one percent (1%) of Gross Asset Value for the quarter most recently ended as reported on the Compliance Certificate for such quarter” in lieu thereof.

16.      Change of Control/Change in Management. Section 10.1(k)(iv) is hereby amended by deleting the figure “10.0%” both places it appears therein, and by inserting the figure “5.0%” in lieu thereof.

17.      Unused Line Fee. A new Section 11.23 is hereby inserted and added to the Loan Agreement immediately following Section 11.22 thereof, which shall provide as follows:

“11.23 Unused Line Fee. An unused line fee shall be payable by Borrower to Lender, quarterly in arrears, within thirty (30) days of the end of each fiscal quarter of Borrower in accordance with the following schedule commencing with the fiscal quarter ending December 31, 2006 and each fiscal quarter of the Borrower thereafter:

(a)

if the average outstanding daily principal balance (“ADPB”) of the Loan during the relevant fiscal quarter is greater than $8,600,000.00 but less than $17,200,000.00, then the unused line imposed fee by this Section 11.23 shall be determined in accordance with the following formula:

[$17,200,000 – ADPB] x 0.0325 = Quarterly Unused Line Fee

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(b)

if the average outstanding daily principal balance of the Loan during the relevant fiscal quarter is less than $8,600,000.00, thence the unused line imposed fee by this Section 11.23 shall be determined in accordance with the following formula:

[$17,200,000 – ADPB] x 0.0650 = Quarterly Unused Line Fee

(c)	the average outstanding daily principal balance of the Loan during each of Borrower’s fiscal quarters shall be calculated in accordance with the Lender’s standard practices.

(d)	no unused line fee shall be imposed pursuant to the Loan Agreement if the Loan is fully advanced throughout the relevant fiscal quarter of Borrower.

18.      Conditions Precedent. Subject to the other terms and conditions hereof, this Amendment shall not become effective until the Lender shall have received each of the following instruments, documents or agreements, each in form and substance satisfactory to the Lender:

(a)	Counterparts this Amendment duly executed and delivered by Borrower and Bank;

(b)

a certificate of Secretary of CBL Holdings I, Inc. dated as of the date hereof certifying (i) that the Certificate of Incorporation and By-laws of CBL Holdings I, Inc. have not been modified; (ii) that the Partnership Agreement and Certificate of Limited Partnership of Borrower and Guarantor have not been modified since June 15, 2005; (iii) that attached thereto is a true and complete copy of Resolutions adopted by the Executive Committee Board of Directors of CBL Holdings I, Inc., authorizing the execution and delivery on behalf of Borrower and Guarantor of this Amendment and the other instruments, documents or agreements executed and delivered by or on behalf of Borrower and/or Guarantor in connection herewith remain in full force and effect (all such instruments, documents or agreements executed and delivered in connection herewith by or on behalf of CBL Holdings I, Inc., Borrower and/or Guarantor are hereinafter collectively referred to as the “Borrower Amendment Documents”); and (iv) as to the incumbency and genuineness of the signatures of the officers of CBL Holdings I, Inc. executing the Borrower Amendment Documents to which Borrower and/or Guarantor is a party;

(c)

a certificate of the Secretary of CBL & Associates Properties, Inc. dated as of the date hereof certifying (i) that the Certificate of Incorporation and By-laws of CBL & Associates Properties, Inc. have not been modified since June 15, 2005; (ii) that copy Resolutions adopted by the Executive Committee Board of Directors of CBL & Associates Properties, Inc. authorizing the execution and delivery on behalf of CBL & Associates

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Properties, Inc. of this Amendment and the other instruments, documents or agreements executed and delivered by CBL & Associates Properties, Inc. in connection herewith (all such instruments, documents or agreement executed and delivered in connection herewith by or on behalf of CBL Holdings I, Inc., Borrower may or any Subpartnership are hereinafter collectively referred to as the “Properties Amendment Documents”); and (iii) as to the incumbency and genuineness of the signatures of the offices of CBL & Associates Properties, Inc. executing the Properties Amendment Documents to which CBL & Associates Properties, Inc. is a party; and

(d)

the opinions of Borrower’s in-house counsel addressed to the Bank and satisfactory in form and substance to the Bank, covering such matters relating to the transaction contemplated by this Amendment as the Bank may reasonably request; and

(e)

an endorsement from the title company in form and content satisfactory to the Bank which increases the amount of coverage of the existing title policy issued to the Bank by the title company in respect of the Mortgages from $10,000,000.00 to $17,200,000.00 and the continuing first priority of the liens, encumbrances and security interests created pursuant to such Mortgages on the real estate, improvements and other real property interests therein described in such Mortgages.

Upon fulfillment of the foregoing conditions precedent, this Amendment shall become effective as of the date hereof.

19.      Representations and Warranties; No Default. Borrower hereby represents and warrants to the Bank that:

(a)

all of Borrower’s representations and warranties contained in the Loan Agreement and the other Loan Documents, except for those representations and warranties which by their terms date specific only to a stated date, are true and correct on and as of the date of Borrower’s execution of this Amendment;

(b)	no Default or Event of Default has occurred and is continuing as of such date under any Loan Document;

(c)	Borrower has the power and authority to enter into this Amendment and to perform all of its obligations hereunder;

(d)	the execution, delivery and performance of this Amendment by Borrower has been duly authorized by all necessary corporate, partnership or other action;

(e)	the execution and delivery of this Amendment and performance thereof by Borrower does not and will not violate the Partnership Agreements or

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other organizational documents of Borrower or the Certificate of Incorporation, By-laws or other organizational documents of CBL Holdings I, Inc. and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower or their respective properties; and

(f)

this Amendment, the Guarantor consent, and all other documents executed in connection herewith, constitute legal, valid and binding obligations of the parties thereto, in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, which respect to the availability of remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.

20.      Expenses. Borrower agrees to pay, immediately upon demand by the Bank, all reasonable costs, expenses, fees and other charges and expenses actually incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and the Amendment Documents.

21.      Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein shall constitute a Default or Event of Default under the Loan Agreement (subject to any applicable cure period set forth in the Loan Agreement) and the Bank shall be entitled to exercise all rights and remedies they may have under the Loan Agreement, any other documents executed in connection therewith and applicable law.

22.      References. All references in the Loan Agreement and the Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement as amended hereby and as the same may hereafter be amended from time to time.

23.      Limitation of Agreement. Except as especially set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement, each of which is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

24.      Non-Recourse. Subject to the exceptions and qualifications described below, CBL Holdings I, Inc., the general partner of the Maker and Guarantor (the “General Partner”), shall not be personally liable for the payment of the indebtedness evidenced by or created or arising under the Note or any other obligation or liability of Maker or Guarantor under the Mortgages. Notwithstanding the foregoing provisions of this paragraph, (i) if an Event of Default occurs, nothing hereinabove stated or provided in the aforesaid Mortgages shall in any way prevent or hinder the Bank in the enforcement or foreclosure of liens, deeds of trust, deeds to secure debt, mortgages, assignments, rights and security interests now or at any time hereafter securing the

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payment of the Note, or in the pursuit or enforcement of any remedy or judgment against the Maker and/or the Guarantor or their respective assets; and (ii) the General Partner shall be fully liable to the Bank to the same extent that it would be liable absent the foregoing provisions of this paragraph: (a) for fraud or willful misrepresentation (to the full extent of losses suffered by the Bank by reason of such fraud or willful misrepresentations), (b) for the retention of any rental income or other income in excess of operating expenses of the property arising with respect to the property covered by the Mortgages and collected by Borrower after the Bank has given Borrower notice that Borrower is in default under any of the Note and/or the Mortgages and that the Bank has exercised its option to accelerate the maturity of the Note, foreclose or require the foreclosure of the liens securing payment thereof or exercise any of its other rights, remedies and recourses under the Mortgages (to the full extent of the rental income or other income in excess of such operating expenses collected by Borrower after the giving of any such notice), (c) for the fair market value, as of the time of the giving of any notice referred to in (b) above, of any tangible personalty property or fixtures removed or disposed of by Borrower from the properties encumbered by the Mortgages (other than in accordance with the terms of the Mortgages) after the giving of any notice referred to in (b) above, and (d) for the misapplication by Borrower (contrary to the provisions of the Mortgages) of (x) any proceeds paid prior to any such foreclosure under any insurance policies by reason of damage, loss or destruction to any portion of the property covered by the Mortgages (to the full extent of such proceeds so misapplied), or (y) any proceeds or awards resulting from the condemnation, prior to any such foreclosure, of all or any part of the property covered by the Mortgages (to the fullest extent of such proceeds or awards so misapplied).

25.      Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signature thereon and thereafter attached to another counterpart identical thereto having attached to it additional signature pages.

26.      Further Assurances. Borrower agrees to take such further action as the Bank shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

27.      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

28.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without reference to principles of conflicts of law.

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29.      Post-Closing Items. As soon as reasonably practical following the execution and delivery of this Amendment, but in any event within sixty (60) days of the date hereof, Borrower agrees to furnish to the Lender property surveys, certified to the Lender and title company, sufficient to delete any survey exceptions on the title policies insuring the lien of the Lender’s Mortgages.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Third Amended and Restated Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL Holdings I, Inc., its sole general partner

By: /s/ John N. Foy
Name:	John N. Foy
Title:	Vice Chairman and
Chief Financial Officer

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[ SIGNATURE PAGES CONTINUE ON NEXT PAGE ]

[SIGNATURE PAGE TO THE THIRD AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF SEPTEMBER 24, 2003]

SUNTRUST BANK, a Georgia Banking Corporation

By: /s/ John Wendler
Name:	John Wendler
Title:	Vice President

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[SIGNATURE PAGE TO THE THIRD AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF SEPTEMBER 24, 2003]

CONSENT OF PARENT AND GUARANTOR

Cool Springs Crossing Limited Partnership, a Tennessee limited partnership (“Guarantor”) and CBL & Associates Properties, Inc., a Delaware corporation (“Parent”) hereby consents to and approves the Borrower’s execution of the foregoing Third Amendment to Third Amended and Restated Loan Agreement by and between SunTrust Bank and CBL & Associates Limited Partnership.

GUARANTOR:

COOL SPRINGS CROSSING LIMITED PARTNERSHIP
a Tennessee limited partnership
By: CBL & Associates Limited Partnership, a Delaware
Limited partnership and its general partner
By: CBL Holdings I, Inc., a	Delaware Corporation and its
sole general partner of CBL & Associates Limited
Partnership

By:        /s/        John N. Foy

Name: John Foy
Title:	Vice Chairman and Chief Financial Officer

PARENT:

CBL & ASSOCIATES PROPERTIES, INC.

By:        /s/ John N. Foy

Name: John Foy
Title:	Vice Chairman and Chief Financial Officer

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